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                                                                   Exhibit 15.10

Deloitte Touche Tohmatsu
Av. Presidente Wilson 231-22(degree)
20030-021 - Rio de Janeiro - RJ
Brasil
Telefone: (21) 524-1281                                             DELOITTE
Fac-simile: (21) 220-3876                                           TOUCHE
www.deloitte.com.br                                                 TOHMATSU


Securities and Exchange Commission
450 Fifth Street, NW Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 19, 2001 on our review of interim financial information of Companhia Coreano-Brasileira de Pelotizacao-KOBRASCO as of September 30, 2001 and 2000, and for the nine-month periods then ended, is included in the Companhia Vale do Rio Doce Registration Statement on Form F-3 dated February 4, 2002.

Yours very truly,

/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002